Exhibit 99(n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Prospectus and to the inclusion of our report dated May 18, 2007 on the statement of assets and liabilities of the RMR Asia Real Estate Fund as of May 17, 2007, included in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-2, 333-140057).

                                                                                                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts

May 18, 2007